Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-3 of our report dated March 30, 2007, relating to the consolidated financial statements of Z Trim Holdings, Inc. and subsidiaries, which appears in Z Trim Holding's Annual Report on Form 10-KSB for the year ended December 31, 2007. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Spector & Wong, LLP
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Spector & Wong, LLP
Pasadena, California
May 20, 2008